SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
JULY 23, 2004

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

		Page
ITEM 2.	Acquisition of Assets
Acquisition of Park Place II		1
ITEM 7.	Financial Statements and Exhibits
(c) Exhibits		5

ITEM 2   Acquisition of Assets

On July 23, 2004, Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust, completed the acquisition of Park Place II in Orange County, California from Crow Winthrop Development Limited Partnership or certain subsidiaries thereof. The Operating Partnership acquired fee simple ownership of the property through seven wholly owned subsidiaries. The purchase price was approximately $215 million. The Operating Partnership funded the purchase price with cash on hand and a $140 million bridge loan from Wachovia Bank, National Association.

Park Place II is a major mixed-used development encompassing approximately 90 acres and includes a six-story office building, a retail complex and two parking structures located at the intersection of Jamboree Road and the San Diego Freeway (I-405) in the John Wayne Airport sub-market of Orange County, California. The existing office building and retail complex totals approximately 300,000 square feet. As of June 30, 2004, the office building is approximately 36% leased and the retail complex is approximately 97% leased, with leases to such nationally recognized tenants as Sport Chalet, California Pizza Kitchen, and Ruth’s Chris Steak House.

The John Wayne Airport sub-market consists of 339 buildings totaling 31.3 million square feet, or approximately 43% of the total rentable office space in Orange County. Tenants are drawn to the area for its executive and moderately priced housing alternatives, proximity to labor and clean and safe environment. Commercial properties in the sub-market generally feature comparatively lower vacancy rates, higher average rental rates, higher percentage of credit tenants and strong institutional ownership. Some of the major competitors to Park Place II in this sub-market are Executive Park I, II, and III, Jamboree Center (both Irvine Company properties), Irvine Center Towers, Lakeshore Towers I and II and Opus Center I and II.

Park Place II possesses a roster of 32 office and retail tenants operating in various business, including retail trade, financial services, construction and food services. The following table summarizes information regarding the primary tenants of the office and retail space at Park Place II as of June 30, 2004.

Tenant	Principal Nature of Business	Lease Expiration		Renewal Options	Total Leased Square Feet	Percentage of Leased Square Feet	Annualized Rent (1)	Annualized Rent per Leased Square Foot (2)	Percentage of Property Annualized Rent

Sport Chalet(3)	Retail Trade	11/30/2020		1 x 5-yr	35,049	18.2%	483,676	13.80	11.1%
Quick Loan Funding, Inc. (4)	Banking/Financial	11/30/2008	(5)	None	25,918	13.4%	574,413	22.16	13.1%
The Greens at Park Place	Recreational	4/30/2009	(6)	1 x 5-yr	20,000	10.4%	30,000	1.50	0.7%
WL Holmes, LLC(4)	Construction	6/30/2008		None	17,369	9.0%	353,680	20.36	8.1%
Mother's Market & Kitchen(3)	Food Services	9/30/2011		1 x 10-yr	10,576	5.5%	209,405	19.80	4.8%
Houston's Restaurant(3)	Food Services	12/31/2015		1 x 10-yr	7,055	3.7%	263,998	37.42	6.0%
Ruth's Chris Steak House(3)	Food Services	10/31/2016		None	6,953	3.6%	218,255	31.39	5.0%
Taleo Mexican Grill(3)	Food Services	2/28/2009		1 x 5-yr	6,476	3.3%	215,457	33.27	4.9%
California Pizza Kitchen(3)	Food Services	12/18/2012		None	6,010	3.1%	225,014	37.44	5.2%

Total/Weighted Average					135,406	70.2%	$2,573,898	19.01	58.9%

____________________

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(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2004. This amount reflects total base rent before any one-time or non-recurring rent abatements, but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a full gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per leased square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

(3)	Tenant is located in retail complex.

(4)	Tenant is located in office building.

(5)	Quick Loan Funding has an option to terminate its lease on or after December 1, 2006 with written notice between October 31, 2005 and November 30, 2005; subject to payment of a termination fee.

(6)	The Greens at Park Place has an option to terminate upon the sale of the premises by the landlord. The lease has been terminated effective September 1, 2004.

The following table schedules the lease expirations for leases in place at the existing office building and retail complex at Park Place II as of June 30, 2004, plus available space for each of the ten calendar years beginning January 1, 2004, assuming that tenants exercise no renewal options. As of June 30, 2004, the weighted average remaining lease term for the existing office building and retail complex was seven years.

Year	Number of Expiring Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available		100,625	34.3%
2004	4	9,614	3.3%	225,669	5.2%	23.47	23.47
2005	1	4,993	1.7%	137,621	3.1%	27.56	27.56
2006	5	10,324	3.5%	359,056	8.2%	34.78	35.56
2007	6	13,632	4.6%	460,482	10.5%	33.78	33.78
2008	3	46,333	15.8%	1,029,250	23.6%	22.21	24.23
2009	6	35,473	12.1%	533,882	12.2%	15.05	15.05
2010	2	14,840	5.1%	337,069	7.7%	22.71	25.73
2011	0	–	0.0%	–	0.0%	–	–
2012	2	8,520	2.9%	321,474	7.4%	37.73	37.73
2013	0	–	0.0%	–	0.0%	–	–
Thereafter	3	49,057	16.7%	965,928	22.1%	19.69	27.53

Total	32	293,411	100.0%	$4,370,431	100.0%	$22.67	$25.42

____________________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent

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that will be in place at lease expiration.

The following table sets forth the percentage leased and annualized rent per leased square foot for the existing office building and retail complex at Park Place II as of the indicated dates:

Date	Percent Leased		Annualized Rent Per Leased Square Foot

June 30, 2004	65.7%		$22.67	(1)
December 31, 2003	58.5%	(2)	$24.49
December 31, 2002	81.2%		$24.66
December 31, 2001	73.3%		$24.82	(3)
December 31, 2000	68.2%		$22.21
December 31, 1999	68.1%		$22.00
______________

(1)	Annualized rent per leased square foot includes The Greens at Park Place lease of 20,000 square feet at an annual rate of $1.50 per leased square foot on May 22, 2004.

(2)	The six-story office building at Park Place II became available for occupancy on February 13, 2003, which added 146,639 square feet of available space.

(3)
Annualized rent per square foot for 2001 includes rent increases of $4.80 per leased square foot on 10,576 square feet for Mother’s Market and $1.80 per leased square foot on 35,049 square feet for Sport Chalet.

A summary of the outstanding indebtedness at Park Place II is as follows:

Description	Maturity Date	Interest Rate	Principal Outstanding	Annual Debt Service (1)	Balance at Maturity (2)

Bridge loan	7/23/2005	Libor + 1.75%	$140,000,000	$3,493,928	$140,000,000

_____________

(1)	Annual debt service for the floating rate loans is calculated based on the 30-day LIBOR rate at June 30, 2004, which was 1.37%.

(2)	Assuming no payment has been made on the principal in advance of the due date.

The current real estate tax rate for Park Place II in the John Wayne Airport sub-market is $10.42 per $1,000 of assessed value. The total annual tax for Park Place II at this rate for the 2003 tax year was $1,260,583 (at a taxable assessed value of $120,930,925). In addition, there were $15,112 in various direct assessments imposed on Park Place II by the City of Irvine and Orange County for the 2003 tax year.

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The properties in our existing portfolio, including Park Place II, and certain other properties owned or controlled by Robert F. Maguire III, our Chairman and Co-Chief Executive Officer, are collectively insured under a blanket property, liability, fire, extended coverage, earthquake, terrorism and rental loss insurance policy that expires on August 1, 2005. We believe that Park Place II is adequately insured under such policy.

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ITEM 7   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and Crow Winthrop Development Limited Partnership.

10.2	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and Park Place Hotel Company, LLC.

10.3	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and 3161 Michelson Drive LLC.

10.4	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and Park Place Development LLC.

10.5	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and Shops at Park Place LLC.

10.6	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and 3121 Michelson Drive LLC.

10.7	Sale Agreement and Joint Escrow Instructions dated as of June 8, 2004 by and between Maguire Properties, L.P. and Park Place Parking Company LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas

Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:   August 6, 2004

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